EXHIBIT 8

Subsidiaries of the Registrant

Brazauro Resources Corporation

(a British Columbia corporation)

Owns 100% of the following corporations:

Star U.S. Inc.

(a Delaware corporation)

and

Brazauro Holdings (Brazauro) Ltd.

(a British Columbia corporation)

and

Resource Holdings 2004

(a BVI corporation)

and

Brazauro Holdings (BVI) Ltd.,

(a BVI corporation)

Brazauro Resources Corporation owns 98% of:

Brazauro Recursos Minerais Ltda. (formerly Jaguar Resources do Brasil Ltda.)

(a Brazilian corporation)

Brazauro Holdings (Brazauro) Ltd. owns 2% and 1%, respectively of:

Brazauro Recursos Minerais Ltda. (formerly Jaguar Resources do Brasil Ltda.)

(a Brazilian corporation)

Empresa Internacional de Mineração do Brasil Ltda

(a Brazilian corporation)

Resource Holdings 2004 owns 99% of:

Empresa Internacional de Mineração do Brasil Ltda

Brazauro Recursos Minerais Ltda. (formerly Jaguar Resources do Brasil Ltda.) owns 100% of:

Mineração Cachambix Ltda.

(a Brazilian corporation)

Star U.S. Inc. Owns 100% of the

following three corporations:

Diamond Operations, Inc. (a Delaware corporation)

Diamond Exploration, Inc. (an Arkansas corporation)

Continental Diamonds, Inc. (an Arkansas corporation)